Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into as of October     , 2014 between Kimberly-Clark Corporation, a Delaware corporation (“Kimberly-Clark”), and Halyard Health, Inc., a Delaware corporation (“Halyard”). Kimberly-Clark and Halyard are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

WHEREAS, Kimberly-Clark, acting through its direct and indirect Subsidiaries, owns and conducts the Retained Business and the Healthcare Business;

WHEREAS, the Board of Directors of Kimberly-Clark has determined that it would be advisable and in the best interests of Kimberly-Clark and its stockholders for Kimberly-Clark to distribute on a pro rata basis to the holders of Kimberly-Clark’s common stock all of the outstanding shares of Halyard common stock owned by Kimberly-Clark (the “Distribution”);

WHEREAS, Kimberly-Clark and Halyard have entered into a Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”), in order to carry out, effect and consummate the Distribution and related matters;

WHEREAS, in order to effect an orderly separation and transition under the Distribution Agreement, the Parties have agreed that (a) Kimberly-Clark will provide or cause to be provided to Halyard (and/or its Affiliates) certain services and other assistance on a transitional basis during the transition period and (b) Halyard will provide or cause to be provided to Kimberly-Clark (and/or its Affiliates) certain services and other assistance on a transitional basis during the transition period, in each case in accordance with the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined elsewhere in this Agreement shall have the respective meanings given to such terms in the Distribution Agreement. The following terms shall have the meaning ascribed thereto for purposes of this Agreement, including all Schedules hereto:

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions located in New York, New York shall be authorized or required by any Government Requirement to close.

“Damages” means any and all liability, demands, claims, actions or causes of action, assessments, losses, damages, fines, penalties, costs and expenses (including reasonable attorneys’ fees and expenses).

“Governmental Requirement” means at any time (i) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (ii) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law.

“Gross Negligence” means a negligent act or negligent failure to act (whether sole, joint or concurrent) by any person, which act or failure to act is more fundamental than a failure to exercise proper skill and/or care and would reasonably be perceived as entailing an extreme degree of risk of injury to a Person or physical loss of or damage to property (considering the probability and magnitude of the potential injury, loss or damage), coupled with the person’s actual awareness of and indifference to such extreme risk.

“Halyard Group” means Halyard and each direct or indirect Subsidiary of Halyard (other than Kimberly-Clark and any Subsidiary of Kimberly-Clark).

“Kimberly-Clark Group” means Kimberly-Clark and each direct or indirect Subsidiary of Kimberly-Clark (other than Halyard and any Subsidiary of Halyard).

“Regardless of Cause” means, whether or not any Damages are asserted to have been caused or arisen by virtue of tort (including negligence and gross negligence), breach of statutory duty, breach of common law duty (including fiduciary duties), breach of contract (including breach of condition) or quasi-contract, strict liability, misrepresentation, breach of any laws, regulations, rules or orders of any Governmental Requirements or otherwise, on the part of the Party or other Person seeking indemnity (or exclusion or limitation of liability).

“Service Provider” means the Party (or its Subsidiary or Affiliate) providing a Service under this Agreement.

“Service Receiver” means the Party (or its Subsidiary or Affiliate) to whom a Service is being provided under this Agreement.

“Service Receiver Group” means the applicable Halyard Group or Kimberly-Clark Group receiving the Services from the Service Provider.

“Willful Misconduct” any intentional wrongful act or intentional wrongful failure to act (whether sole, joint or concurrent) with actual knowledge that such act (or failure to act) is wrongful and with the intention to cause injury to a person, physical loss of or damage to property, breach of a contract or quasi-contract, or breach of any Government Requirement.

ARTICLE II

SERVICES

Section 2.1 Services. Subject to the terms and conditions of this Agreement, (a) Kimberly-Clark, acting through its own or procured through other members of the Kimberly-Clark Group and their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to Halyard and the other members of the Halyard Group (solely with respect to that portion of the Halyard Business arising out of the Healthcare Business and the Included Non-Woven Business) the services set forth in Schedules A-[    ] to A-[    ] hereto and any additional services provided to Halyard or the other members of the Halyard Group pursuant to Section 2.3 of this Agreement (the “Kimberly-Clark Services”), and (b) Halyard, acting through its own or procured through other members of the Halyard Group and their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to Kimberly-Clark and the other members of the Kimberly-Clark Group (solely with respect to the Retained Business) the services set forth in Schedules B-[    ] to B-[    ] hereto and any additional services provided to Kimberly-Clark or the other members of the Kimberly-Clark Group pursuant to Section 2.3 of this Agreement (the “Halyard Services” and, collectively with the Kimberly-Clark Services, the “Services”). At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants of the Service Provider, collectively, the “Service Provider Group”) shall be construed as being independent from the Service Receiver Group, and no such Person shall be considered or deemed to be an employee of any member of the Service Receiver Group nor entitled to any employee benefits of the Service Receiver as a result of this Agreement.

The Service Receiver acknowledges and agrees that, except as may be expressly set forth herein as a Service (including additional Services to be provided pursuant to Section 2.3 below), no member of the Service Provider Group shall be obligated to provide, or cause to be provided, any service to any member of the Service Receiver Group.

Section 2.2 Service Coordinators. Each of Kimberly-Clark and Halyard will nominate a representative to act as the primary contact with respect to the provision of the Services as contemplated by this Agreement (the “Service Coordinators”). The initial Service Coordinators shall be Gene Bernier for Kimberly-Clark and Warren Machan for Halyard. Unless Kimberly-Clark and Halyard otherwise agree, Kimberly-Clark and Halyard agree that all notices and communications relating to this Agreement, other than those day-to-day communications and billings relating to the actual provision of the Services, shall be directed to the Service Coordinators in accordance with Section 11.10 hereof. The Service Coordinators shall meet as expeditiously as possible to resolve any dispute hereunder, and any dispute that is not resolved by the Service Coordinators within thirty (30) calendar days after their first meeting with respect to such dispute shall be resolved in accordance with the dispute resolution procedures set forth in Section 11.3. Each of Kimberly-Clark and Halyard may treat an act of a Service Coordinator of the other Party which is consistent with the provisions of this Agreement as being authorized by such other Party without inquiring behind such act or ascertaining whether such Service Coordinator had authority to so act; provided, however, that no such Service Coordinator shall have authority to amend this Agreement. Unless otherwise provided herein, Kimberly-Clark and Halyard shall advise each other promptly (in any case no more than three Business Days) in writing of any change in their respective Service Coordinators, setting forth the name of the replacement, and stating that the replacement Service Coordinator is authorized to act for such Party in accordance with this Section 2.2.

Section 2.3 Additional Services. During the period (the “Transition Period”) from the Distribution Date until the second anniversary of the Distribution Date, Kimberly-Clark and Halyard may, each acting in its sole discretion, mutually agree that each Party, in its capacity as a Service Provider, will provide additional Services to the other Party, in its capacity as a Service Receiver. Upon the mutual written agreement as to the nature, cost, duration and scope of such additional Services, the Parties shall supplement in writing the Schedules hereto to include such additional Services.

Notwithstanding anything to the contrary herein or in any current or supplemental Schedule hereto, no additional Services shall extend or be provided past the end of the Transition Period.

Section 2.4 Third-Party Services. Each Party, in its capacity as a Service Provider, shall have the right, whenever it deems necessary or advisable, to hire third-party subcontractors or acquire rights from third parties to provide all or part of any applicable Service hereunder; provided, however, that prior to any such hire or acquisition of rights, the Service Provider shall provide the Service Receiver with written notice thereof, which notice shall include the identity of such third party, and to permit the Service Receiver with an opportunity to indicate any concerns therewith (it being understood that the Service Receiver shall not have the right of approval). The Service Provider will provide to the Service Receiver all reasonably requested information regarding such third-party subcontractors.

Section 2.5 Standard of Performance. The Services to be provided hereunder shall be performed with the same general degree of care as the Service Provider and its Affiliates performs such services within the Service Provider organization. It is understood and agreed that the employees of the Service Provider and the other members of the Service Provider Group performing the Services are not professional providers to third parties of the types of services included in the Services and that some or all of the Service Provider Group employees performing Services may have other responsibilities and may not be dedicated full-time to performing Services hereunder. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.5, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING THE WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION, SPECIFICATION OR DESCRIPTION), ARE MADE BY THE APPLICABLE SERVICE PROVIDER OR ANY MEMBER OF THE APPLICABLE SERVICE PROVIDER GROUP WITH RESPECT TO THE SERVICES UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY WAIVED AND DISCLAIMED, REGARDLESS OF CAUSE, BY THE APPLICABLE SERVICE PROVIDER.

Section 2.6 Service Boundaries and Scope. Except as otherwise provided in this Agreement or a Schedule for a specific Service: (a) the Service Provider shall be required to provide, or cause to be provided, the Services only to the extent and only at the locations such Services are being provided by any member of the Service Provider Group for the applicable Business immediately prior to the Distribution Date; and (b) the Services shall be available only for purposes of conducting the applicable Business substantially in the manner it was conducted immediately prior to the Distribution Date; provided, however, that the Service Receiver shall be entitled to request changes to the Services locations and/or purposes, and the Service Provider shall consider all such requests in good faith, it being understood that the Service Provider shall be permitted to reject any such request for any reason if such change would be reasonably likely to increase the volume of Services provided hereunder by more than 2%. Except as otherwise provided in this Agreement or a Schedule for a specific Service, in providing, or causing to be provided, the Services, the Service Provider shall not be obligated to: (i) maintain the employment of any specific employee or hire additional employees or third-party service providers; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property), software or other assets, rights or properties; (iii) make modifications to its existing systems or software; (iv) provide any member of the Service Receiver Group with access to any systems or software; (v) provide or cause to be provided any training, licensing or similar services to any person; (vi) provide any marketing, promotional, bid inquiry or similar services; (vii) provide any transportation services; or (viii) pay any costs related to the transfer or conversion of data of any member of the Service Receiver Group. Each Party in its capacity as a Service Receiver acknowledges (on its own behalf and on behalf of the other members of its respective Group) that the employees of the Service Provider or any other members of the Service Provider Group who may be assisting in the provision of Services hereunder are or may be at-will employees and, in any event, may terminate or be terminated from employment with the Service Provider or any of the other members of the Service Provider Group providing Services hereunder at any time for any reason. For the avoidance of doubt, the Services do not include any services required for or as the result of any business acquisitions, divestitures, start-ups or terminations by the Service Receiver or any other member of the Service Receiver Group, or any similar transactions, in each case to the extent consummated after the Distribution Date.

Section 2.7 Kimberly-Clark Documents and Other Information.

(a) Except for software licensed from third parties that are not Affiliates of Kimberly-Clark, all software used in or in connection with any part of the Retained Business (the “Kimberly-Clark Software”), is proprietary to Kimberly-Clark or its Affiliates and, to the extent it is necessary to license or sublicense such software to Halyard in order for Kimberly-Clark to provide the Kimberly-Clark Services, such software is hereby licensed or sublicensed non-exclusively, royalty-free to Halyard solely for use in connection with the Halyard Business and the Included Non-Woven Business and only until the earlier of the termination of this Agreement or the time at which the Service to which such Kimberly-Clark Software relates terminates or ceases to be provided under this Agreement. Halyard agrees not to use the licensed or sublicensed Kimberly-Clark Software or related documentation (other than in connection with that portion of the Halyard Business that arose out of the Healthcare Business and the Included Non-Woven Business during the term of this Agreement) or to copy, modify, reverse engineer, reverse compile, or reverse assemble it. Irrespective of any terms to the contrary in this Agreement, any and all such licenses and sublicenses shall terminate as of the termination of this Agreement.

(b) As a result of the provision of Kimberly-Clark Services, certain employees of Halyard may receive access to computer, communications or information networks or systems of Kimberly-Clark or its Affiliates, and any related documentation (collectively, “Kimberly-Clark Systems”). Halyard shall access and use only those Kimberly-Clark Systems for which it has been granted the right to access and use. Halyard’s right to access and use is provided for the limited purpose of supporting the Services provided hereunder. Individual access to such

Kimberly-Clark Systems is strictly limited to those employees of Halyard approved in advance by Kimberly-Clark. With respect to all Kimberly-Clark Systems to which any employee of Halyard has access as a result of the Services being provided, Halyard (i) shall use such Kimberly-Clark Systems internally and for their intended purpose only, shall not distribute, publish, transfer, sublicense or in any manner make such Kimberly-Clark Systems available to other organizations or persons, and shall not act as a service bureau or consultant in connection with such Kimberly-Clark Systems; (ii) shall comply with all of Kimberly-Clark’s system security policies, procedures and requirements that are provided to Halyard from time to time (“Kimberly-Clark Security Regulations”); and (iii) shall not tamper with, compromise or circumvent any security or audit measures employed by Kimberly-Clark. Halyard shall ensure that only those employees acting on its behalf who are specifically authorized to have access to Kimberly-Clark Systems gain such access and prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its employees who might have access to such Kimberly-Clark Systems of the restrictions set forth in this Agreement and of the Kimberly-Clark Security Regulations.

(c) If, at any time, (i) any employee of the Halyard Group or other Person acting on its behalf seeks to circumvent, or circumvents, the Kimberly-Clark Security Regulations, (ii) any unauthorized employee of the Halyard Group or Person acting on its behalf accesses Kimberly-Clark Systems, or (iii) any employee or representative of the Halyard Group engages in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of Kimberly-Clark, Halyard shall promptly terminate any such employee’s or Person’s access to Kimberly-Clark Systems and immediately notify Kimberly-Clark. In addition, Kimberly-Clark shall have the right to deny any employee of the Halyard Group or other Person acting on the Halyard Group’s behalf access to Kimberly-Clark Systems in the event that Kimberly-Clark reasonably believes that such employee has engaged in any of the activities set forth above in this Section 2.7 or otherwise poses a security concern. Halyard shall cooperate with Kimberly-Clark in investigating any apparent unauthorized access to Kimberly-Clark Systems.

(d) Without limiting the generality of any other provision hereof, the Halyard Group shall have responsibility under this Agreement for the actions and omissions of both its employees and any other Person acting on its behalf.

(e) To the extent Halyard no longer requires access to Kimberly-Clark Systems with respect to specific software, functions, systems or services, Halyard’s access will be terminated.

Section 2.8 Halyard Documents and Other Information.

(a) Except for software licensed from third parties that are not Affiliates of Halyard, all software used in or in connection with any portion of the Halyard Business or the Included Non-Woven Business (the “Halyard Software”), is proprietary to Halyard or its Affiliates and, to the extent it is necessary to license or sublicense such software to Kimberly-Clark in order for Halyard to provide the Halyard Services, such software is hereby licensed or sublicensed non-exclusively, royalty-free to Kimberly-Clark solely for use in connection with the Kimberly-Clark Business and only until the earlier of the termination of this Agreement or the time at which the Service to which such Halyard Software relates terminates or ceases to be provided under this Agreement. Kimberly-Clark agrees not to use the licensed or sublicensed Halyard Software or related documentation (other than in connection with the Kimberly-Clark Business during the term of this Agreement) or to copy, modify, reverse engineer, reverse compile, or reverse assemble it. Irrespective of any terms to the contrary in this Agreement, any and all such licenses and sublicenses shall terminate as of the termination of this Agreement.

(b) As a result of the provision of Halyard Services, certain employees of Kimberly-Clark may receive access to computer, communications or information networks or systems of Halyard or its Affiliates, and any related documentation (collectively, “Halyard Systems”). Kimberly-Clark shall access and use only those Halyard Systems for which it has been granted the right to access and use. Kimberly-Clark’s right to access and use is provided for the limited purpose of supporting the Services provided hereunder. Individual access to such Halyard Systems is strictly limited to those employees of Kimberly-Clark approved in advance by Halyard. With respect to all Halyard Systems to which any employee of Kimberly-Clark has access as a result of the Services being provided, Kimberly-Clark (i) shall use such Halyard Systems internally and for their intended purpose only, shall not distribute, publish, transfer, sublicense or in any manner make such Halyard Systems available to other organizations or persons, and shall not act as a service bureau or consultant in connection with such Halyard Systems; (ii) shall comply with all of Halyard’s system security policies, procedures and requirements that are provided to Kimberly-Clark from time to time (“Halyard Security Regulations”); and (iii) shall not tamper with, compromise or circumvent any security or audit measures employed by Halyard. Kimberly-Clark shall ensure that only those employees acting on its behalf who are specifically authorized to have access to Halyard Systems gain such access and prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its employees who might have access to such Halyard Systems of the restrictions set forth in this Agreement and of the Halyard Security Regulations.

(c) If, at any time, (i) any employee of the Kimberly-Clark Group or other Person acting on its behalf seeks to circumvent, or circumvents, the Halyard Security Regulations, (ii) any unauthorized employee of the Kimberly-Clark Group or Person acting on its behalf accesses Halyard Systems, or (iii) any employee or representative of the Kimberly-Clark Group engages in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of Halyard, Kimberly-Clark shall promptly terminate any such employee’s or Person’s access to Halyard Systems and immediately notify Halyard. In addition, Halyard shall have the right to deny any employee of the Kimberly-Clark Group or other Person acting on the Kimberly-Clark Group’s behalf access to Halyard Systems in the event that Halyard reasonably believes that such employee has engaged in any of the activities set forth above in this Section 2.8 or otherwise poses a security concern. Kimberly-Clark shall cooperate with Halyard in investigating any apparent unauthorized access to Halyard Systems.

(d) Without limiting the generality of any other provision hereof, the Kimberly-Clark Group shall have responsibility under this Agreement for the actions and omissions of both its employees and any other Person acting on its behalf.

(e) To the extent Kimberly-Clark no longer requires access to Halyard Systems with respect to specific software, functions, systems or services, Kimberly-Clark’s access will be terminated.

Section 2.9 Conflict with Laws; Business Ethics. Notwithstanding anything in this Agreement to the contrary, (a) no Service Provider nor any of its Affiliates shall be required to undertake any actions that would or may place such Service Provider in violation of any Governmental Requirements and (b) each of the Parties agrees that the other Party shall not be required to take any actions that would place such Party or any other member of such Party’s Group in violation of its Business Code of Conduct, as they may be amended from time to time. Each Party shall promptly notify the other Party of any Service or action relating to a Service that cannot be performed without violating the Party’s Business Code of Conduct. The Party who gives such notice shall use commercially reasonable efforts to provide such Services or take such actions in such a way and to such an extent as will not cause it to violate its Business Code of Conduct.

Section 2.10 Local Implementing Agreements; Access. The Parties recognize and agree that there may be a need to document the Services provided hereunder in various countries from time to time. Consequently, the Parties shall enter into, or cause their respective Subsidiaries to enter into, local implementing agreements (“Local Agreements”) for Services to be provided hereunder in such countries or geographical regions as either Kimberly-Clark or Halyard may reasonably request from time to time; provided, however, that the execution or performance of any such Local Agreement shall in no way alter or modify any term or condition hereof nor the effect thereof. Without limiting the generality of the foregoing, should there be any conflict between any term or condition of a Local Agreement and this Agreement, the terms and conditions of this Agreement shall prevail.

During the term of this Agreement and for so long as any Services are being provided, the Kimberly-Clark Group will provide the Halyard Group and its authorized representatives such access to Kimberly-Clark and any other member of the Kimberly-Clark Group and their respective employees, representatives, facilities, premises and other equipment and books and records (including electronic data) as Halyard and its representatives may reasonably require in order to perform the Services or fulfill their respective obligations hereunder. During the term of this Agreement and for so long as any Services are being provided, the Halyard Group will provide the Kimberly-Clark Group and its authorized representatives such access to Halyard and any other member of the Halyard Group and their respective employees, representatives, facilities, premises and other equipment and books and records (including electronic data) as Kimberly-Clark and its representatives may reasonably require in order to perform the Services or fulfill their respective obligations hereunder.

ARTICLE III

CHARGES

Section 3.1 Charges. Each Service will be provided at the price indicated in the corresponding Schedule hereto.

ARTICLE IV

PAYMENT

Section 4.1 Payment. Charges for Services shall be invoiced monthly or at such other times as provided in the applicable Schedules hereunder in one or more statements (the “Monthly Statements”) prepared by the applicable Service Provider or one or more of its Affiliates and in the form set forth in Exhibit A hereto (with Kimberly-Clark as Service Provider) or Exhibit B hereto (with Halyard as Service Provider). The recipient of such invoice shall make the corresponding payment no later than sixty (60) calendar days after receipt of the Monthly Statement. Each Monthly Statement shall be directed to the applicable Service Coordinator or such other person designated in writing from time to time by such Service Coordinator. The Monthly Statement shall set forth in reasonable detail, for the period covered by such Monthly Statement: (i) the Services rendered and (ii) the basis for the calculation of the charges as set forth in Section 3.1. In the event there is any dispute with respect to a Monthly Statement, the Service Receiver shall make the payment for all non-disputed portions in accordance herewith. In the event it is determined that the Service Receiver is entitled to a refund of amounts actually paid by the Service Receiver hereunder, the Service Provider or its Affiliate (as applicable) shall pay the Service Receiver such overpaid amount.

The Service Receiver shall be responsible for all transfer taxes, excises, fees or other charges (including any sales, use, goods and services, value added or similar taxes) imposed or assessed on the Service Provider or its Affiliates as a result of the provision of Services under this Agreement. The Service Receiver shall be entitled to deduct and withhold taxes required by any Governmental Requirements to be withheld on payments made pursuant to this Agreement. To the extent any amounts are so withheld, the Service Receiver shall (i) pay such deducted and withheld amount to the proper Governmental Authority, and (ii) promptly provide to the Service Provider evidence of such payment to such Governmental Authority.

ARTICLE V

TERM

Section 5.1 Term. The term of this Agreement shall commence on the Distribution Date and shall continue in force until the termination of all Services in accordance with the duration of such Services set forth in the Schedules hereto or as otherwise set forth herein, but in no event beyond the October 31, 2016. Except as otherwise provided in a Schedule with respect to a specific Service, all Services shall terminate at the end of the Transition period.

ARTICLE VI

DISCONTINUATION OF SERVICES

Section 6.1 Discontinuation of Services. The Service Receiver may elect to discontinue its receipt of any individual Service from time to time or all of the Services that it receives under this Agreement in its entirety, by providing to the Service Provider the advance written notice set forth in the applicable Schedule in respect of the Service that is to be discontinued; provided, however, that any discontinuation of any Service will not affect the amounts payable to the Service Provider hereunder in respect of the Services not so discontinued. The Service Receiver shall be liable to the Service Provider for all charges payable under this Agreement in respect of such discontinued Services that are delivered prior to the effective date of such discontinuation.

ARTICLE VII

DEFAULT

Section 7.1 Termination for Default. Either Party may, by giving written notice to the other Party identifying the basis for such notice, terminate this Agreement as of the date specified in the notice of termination, if such other Party commits a material breach of this Agreement, which breach is not cured within thirty (30) days after receipt from the non-breaching Party of written notice of the breach specifying in reasonable detail the nature of the breach.

Section 7.2 Termination for Bankruptcy. In the event that a Party shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) calendar days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement by providing written notice in accordance with Section 11.4.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Liabilities and Indemnities.

(a) Failure to Perform.

(i) In the event Kimberly-Clark fails to provide the Kimberly-Clark Services (or a portion thereof) in accordance herewith, the sole and exclusive remedy of Halyard shall be, at Halyard’s election, (A) to make a claim for indemnification pursuant to Section 8.1(b) (if available); (B) to require Kimberly-Clark to reperform the applicable Service (or relevant portion), without additional charge; (C) to withhold payment for such Service; provided, that if payment for such Service has already been made, Halyard shall be entitled, at its election, to a refund of the amount of such payment or to offset the amount of such payment against payments for other Services hereunder; (D) to the extent applicable, to have the right to terminate the Agreement under Section 7.1; or (E) to pursue its rights under Section 11.14.

(ii) In the event Halyard fails to provide the Halyard Services (or a portion thereof) in accordance herewith, the sole and exclusive remedy of Kimberly-Clark shall be, at Kimberly-Clark’s election, (A) to make a claim for indemnification pursuant to Section 8.1(b) (if available), (B) to require Halyard to reperform the applicable Service (or relevant portion) without additional charge, (C) to withhold payment for such Service; provided, that if payment for such Service has already been made, Kimberly-Clark shall be entitled, at its election, to a refund of the amount of such payment or to offset the amount of such payment against payments for other Services hereunder, (D) to the extent applicable, to have the right to terminate the Agreement under Section 7.1; or (E) to pursue its rights under Section 11.14.

(iii) Each Party may pursue more than one remedy at the same time but ultimately may not recover more than once. Such rights are the Parties’ sole remedy for any non-performance, inadequate performance, faulty performance or other failure or breach by a Party in its capacity as a Service Provider under or relating to this Agreement.

(b) Indemnity by the Service Provider. Each party in its capacity as a Service Provider shall fully indemnify, defend and hold harmless the other Party in its capacity as a Service Receiver, and its Affiliates and their respective directors, officers, employees and agents, from and against any and all Damages, but only to the extent that such Damages relate to, arise out of, or result from (i) the Service Provider’s intentional cessation or suspension of, or refusal to provide, a material portion of the applicable Services as required hereunder (an “Abandonment”) or (ii) the Gross Negligence or Willful Misconduct of the Service Provider or its Affiliates in the performance of Service Provider’s obligations hereunder.

(c) Indemnity by the Service Receiver. Each party in its capacity as a Service Recipient shall fully indemnify, defend and hold harmless the other Party in its capacity as a Service Provider, and its Affiliates and their respective directors, officers, employees and agents, from and against any and all Damages incurred thereby relating to, arising out of, or resulting from the Service Provider’s provision of the applicable Services (including, for the avoidance of doubt, such Damages that arise out of the Service Provider’s or its Affiliates’ negligence or their breach of this Agreement), but in all cases excluding such Damages that relate to, arise out of, or result from (i) an Abandonment or (ii) the Gross Negligence or Willful Misconduct of the Service Provider or its Affiliates in the performance of Service Provider’s obligations hereunder. The foregoing indemnity shall not apply to Damages incurred directly by the Service Provider, including without limitation Damages to Service Provider’s real or tangible or intangible personal property and injury to the employees or agents of the Service Provider, but only to the extent that such Damages arise out of the acts or omissions of Service Provider or its Affiliates or agents (it being understood that this sentence shall not apply to Damages arising out of Claims (as defined below)).

(d) Survival. The provisions in this Section 8.1 shall survive and continue in full force and effect notwithstanding the expiration or termination of this Agreement for any reason whatsoever.

(e) Indemnification Procedures.

(i) Third-Party Claim. The indemnification obligation pursuant to Section 8.1(b) for each Party in its capacity as a Service Provider and the indemnification obligation pursuant to Section 8.1(c) for each party in its capacity as a Service Receiver, in each case, with respect to Damages claimed or asserted against a person claiming indemnification under this Agreement (an “Indemnified Party”) by a third party (that third-party claim or assertion, a “Claim”), are subject to the following terms and conditions:

(1) The Indemnified Party shall, with reasonable promptness after the Indemnified Party has notice of a Claim, (A) notify the Party from whom indemnification is sought (the “Indemnifying Party”) of the existence of that Claim and (B) transmit to the Indemnifying Party a notice (a “Claim Notice”) describing, in reasonable detail, the nature of the Claim, and copies of any papers served with respect to such Claim. Within fifteen (15) calendar days following receipt of notice from the Indemnified Party relating to any Claim, but no later than five (5) calendar days before the date on which any response to a complaint or summons is due if the Indemnifying Party has received notice from the Indemnified Party relating to any Claim at least five (5) days before that date, the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party will assume control of the defense and settlement of such claim (a “Notice of Assumption”).

(2) If the Indemnifying Party delivers a Notice of Assumption within the required notice period, the Indemnifying Party shall assume control (subject to Indemnified Party’s right to participate at its own expense) over the defense and settlement of the claim and diligently defend the claim; provided, however, that (i) the Indemnifying Party shall keep the Indemnified Party fully apprised as to the status of the defense, and (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim asserting any liability against the Indemnified Party, imposing any obligations or restrictions on the Indemnified Party, ceasing to defend against such claim or otherwise adversely impacting the Indemnified Party. The Indemnifying Party shall not be liable for any legal fees or expenses incurred by the Indemnified Party following the delivery of a Notice of Assumption; provided, however, that the Indemnified Party shall be entitled to employ counsel at its own expense to participate in the handling of the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any claim if (x) the Indemnifying Party has delivered a timely Notice of Assumption and such amount was agreed to without the written consent of the Indemnifying Party, (y) the Indemnified Party has not provided the Indemnifying Party with notice of such claim and a reasonable opportunity to respond thereto, or (z) the time period within which to deliver a Notice of Assumption has not yet expired.

(3) If the Indemnifying Party does not deliver a Notice of Assumption relating to any claim within the required notice period, the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate. The Indemnifying Party shall promptly reimburse the Indemnified Party for all reasonable costs and expenses incurred by Indemnified Party, including attorneys’ fees, in connection therewith to the extent it is a claim for which the Indemnifying Party is obligated to indemnify under this Agreement.

(ii) No Third-Party Claim. In the event any Indemnified Party claims indemnification against any Indemnifying Party under this Agreement but that claim for indemnification does not involve a Claim, the Indemnified Party shall (A) notify the Indemnifying Party and (B) transmit to the Indemnifying Party a notice (an “Indemnity Notice”) describing, in reasonable detail, the nature of the claim. Within thirty (30) calendar days after receipt of any Indemnity Notice, the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VIII. If the Indemnifying Party does not notify the Indemnified Party within such thirty (30)-day period that the Indemnifying Party disputes its potential liability with respect to the claim described in such Indemnity Notice, any Damages resulting from such claim shall be payable by the Indemnifying Party under this Agreement.

(iii) The provisions of this Section 8.1(e) are in all cases subject to the limitations set forth in Sections 8.1 and 8.2 and elsewhere in this Agreement.

Section 8.2 Limitations on Damages.

(a) SUBJECT TO THE REPERFORMANCE OBLIGATIONS IN SECTION 8.1(a)(i)(B) AND 8.1(a)(ii)(B), NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT (REGARDLESS OF CAUSE) SHALL A PARTY IN ITS CAPACITY AS A SERVICE PROVIDER BE LIABLE TO A PARTY IN ITS CAPACITY AS SERVICE RECEIVER AND ITS AFFILIATES WITH RESPECT TO CLAIMS ARISING OUT OF THIS AGREEMENT, WHETHER UNDER THIS ARTICLE VIII OR OTHERWISE, FOR AMOUNTS IN THE AGGREGATE EXCEEDING THE AGGREGATE SERVICE CHARGES PAID TO THE APPLICABLE PARTY IN ITS CAPACITY AS A SERVICE PROVIDER UNDER THIS AGREEMENT IN THE TWELVE-MONTH PERIOD PRIOR TO THE OCCURRENCE GIVING RISE TO THE DAMAGES (SUCH AMOUNT, THE “CAP”); PROVIDED, HOWEVER, THAT DURING THE SIX MONTH PERIOD IMMEDIATELY FOLLOWING THE EFFECTIVE TIME, THE CAP SHALL BE EQUAL TO THE TOTAL SERVICE CHARGES PAYABLE TO THE APPLICABLE PARTY IN ITS CAPACITY AS A SERVICE PROVIDER UNDER THIS AGREEMENT OVER SUCH SIX MONTH PERIOD, CALCULATED AS THOUGH THE FULL SCOPE OF SUCH SERVICES WILL BE DELIVERED WITHOUT EARLY TERMINATION OR SUSPENSION.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY, THEIR RESPECTIVE AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF ANY PROVISION OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT AN INDEMNIFYING PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER FOR LIABILITIES ANY INDEMNIFIED PARTY MAY HAVE TO THIRD PARTIES FOR ANY CONSEQUENTIAL DAMAGES ARISING OUT OF THE CLAIM THAT IS THE SUBJECT OF SUCH INDEMNIFICATION. FOR PURPOSES OF THIS ARTICLE VIII, “CONSEQUENTIAL DAMAGES” MEAN ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING IN RESPECT OF LOST PROFITS OR REVENUES).

(c) To the extent that an Indemnified Party has incurred Damages that are subject to indemnification under this Article VIII for which (i) insurance coverages may be available or (ii) claims may be available against a third party in respect thereof, such Indemnified Party shall, to the extent possible, undertake good faith efforts to recover against such coverages and/or pursue such available third party claim. To the extent that an Indemnified Party obtains insurance proceeds or third party recoveries in respect of such Damages, such Indemnified Party shall use the funds actually received in connection with such insurance recovery or third party claim (in lieu of funds provided by the Indemnifying Party pursuant to the indemnification provisions of this Article VIII) to pay or otherwise satisfy such Damages, and the amount of any Damages for which indemnification is available under this Article VIII shall be reduced by the amount of such insurance or third party claim proceeds paid in cash to the Indemnified Party net of all out-of-pocket costs and expenses. If, after the making of any payment to an Indemnified

Party of Damages under this Article VIII, the amount of Damages to which such payment relates is reduced by actual recovery, settlement or otherwise by the Indemnified Party under any insurance coverage or against any third parties, the amount of such reduction will promptly be repaid by the Indemnified Party to the Indemnifying Party, net of all out-of-pocket costs and expenses.

(d) In the event that a Service Recipient incurs any Damages relating to, arising out of, or resulting from the Service Provider’s provision of the applicable Services (including, for the avoidance of doubt, such Damages that arise out of the Service Provider’s or its Affiliates’ negligence or breach of this Agreement) for which (i) insurance coverages may be available to Service Provider or (ii) claims may be available to Service Provider against a third party in respect thereof (including any agents used by Service Provider in providing the Services), Service Provider shall, to the extent possible, at the Service Recipient’s expense, either (x) undertake good faith efforts to recover against such coverages and/or pursue such available third party claim or (y) take such action as shall be necessary for the Service Recipient to be subrogated, to the extent possible, to the rights of the Service Provider with respect thereto. To the extent that the Service Provider obtains insurance proceeds or third party recoveries in respect of such Damages, the Service Provider shall pay the funds actually received in connection with such insurance recovery or third party claim to the Service Recipient, net of all out-of-pocket costs and expenses incurred by Service Provider in connection therewith, notwithstanding any of the limitations in this Section 8.2.

Section 8.3 Limited Recourse. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (A) NO AFFILIATE OF ANY PARTY WILL HAVE ANY LIABILITY OR RESPONSIBILITY FOR, RELATING TO OR IN CONNECTION WITH A PARTY’S FAILURE TO PERFORM ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT AND (B) IN PURSUING ANY REMEDY FOR ANY PARTY’S BREACH OF ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT OR OF ANY DUTY OR STANDARD OF CONDUCT BASED ON NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR PERSONAL INJURY OR OTHER TORT OR VIOLATION OF APPLICABLE GOVERNMENTAL REQUIREMENTS, OR OTHERWISE, THE OTHER PARTY WILL NOT HAVE RECOURSE AGAINST ANY PERSON OTHER THAN THE DEFAULTING OR BREACHING PARTY ITSELF NOR AGAINST ANY ASSETS OTHER THAN THE ASSETS OF THE DEFAULTING OR BREACHING PARTY ITSELF.

Section 8.4 Limitation on Remedies.

(a) EXCEPT AS SET FORTH IN SECTION 8.1 and 8.2(d), EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO CLAIM, COLLECT OR RECEIVE DAMAGES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY THE OTHER PARTY IN ITS CAPACITY AS A SERVICE PROVIDER UNDER THIS AGREEMENT, REGARDLESS OF CAUSE EXCEPT ONLY TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF SUCH SERVICE PROVIDER OR ITS AFFILIATES.

(b) Without limiting the generality of any other provision hereof, it is not the intent of either Party (or their Affiliates) in its capacity as a Service Provider to render professional advice or opinions, whether with regard to tax, legal, treasury, finance, intellectual property, employment or other matters; no Party in its capacity as a Service Receiver shall rely on any Service rendered by or on behalf of the Service Provider or its Affiliates for such professional advice or opinions; and notwithstanding the Service Receiver’s receipt of any proposal, recommendation or suggestion in any way relating to tax, legal, treasury, finance, intellectual property, employment or any other subject matter, the Service Receiver shall seek all third-party professional advice and opinions as it may desire or need; and, with respect to any software or documentation provided in connection with the Services, the Service Receiver shall use such software and documentation internally and for their intended purpose only, shall not distribute, publish, transfer, sublicense or in any manner make such software or documentation available to other organizations or persons, and shall not act as a service bureau or consultant in connection with such software.

(c) A material inducement to the provision of the Kimberly-Clark Services is the limitation of liability, damages and recourse set forth herein and the release and indemnity provided by Halyard. A material inducement to the provision of the Halyard Services is the limitation of liability, damages and recourse set forth herein and the release and indemnity provided by Kimberly-Clark.

(d) Without limiting the generality of any other provision hereof, (i) none of Kimberly-Clark nor its Affiliates shall have any liability or responsibility for any loss of or Damage to any equipment related to the Halyard Business or the Included Non-Woven Business, which such liability, responsibility and risk shall be for the account of Halyard and its Affiliates, Regardless of Cause, and (ii) none of Halyard nor its Affiliates shall have any liability or responsibility for any loss of or Damage to any equipment related to the Retained Business, which such liability, responsibility and risk shall be for the account of Kimberly-Clark and its Affiliates, Regardless of Cause.

Section 8.5 Express Negligence. EXCEPT AS OTHERWISE EXPRESSED THEREIN, THE INDEMNITY, RELEASES AND LIMITATIONS ON DAMAGES, RECOURSE AND LIABILITIES IN THIS AGREEMENT (INCLUDING ARTICLES II AND VIII) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF, REGARDLESS OF CAUSE.

ARTICLE IX

CONFIDENTIALITY

Section 9.1 Confidentiality. The Parties each acknowledge and agree that the terms of the Distribution Agreement shall apply to information, documents, plans and other data made available or disclosed by one Party to the other in connection with this Agreement, including any such information Halyard may gain from access to the Kimberly-Clark Systems or that Kimberly-Clark may gain from access to the Halyard Systems.

ARTICLE X

FORCE MAJEURE

Section 10.1 Effect and Definition. No failure or omission by either Party to perform or carry out its obligations in accordance with this Agreement (other than the obligation to make payment) shall give rise to any claim by the other Party or be deemed a breach of this Agreement if such failure or omission arises from a Force Majeure Event. “Force Majeure Event” shall mean any event or circumstance that is beyond the reasonable control of the Party affected thereby, including lightning, earthquakes, tornadoes, hurricanes, floods, wash outs, storms, fires, explosions, epidemics, acts of God, other natural disasters, acts of the public enemy, computer crimes, cyber terrorism, actions by any Governmental Authority or other governmental interference, insurrections, riots, civil disturbance, sabotage, terrorism, threats of sabotage or terrorism, vandalism, wars and war like actions (whether declared or undeclared and whether actual, pending or expected), confiscation, seizure, arrests or other restraints by a Governmental Authority, blockades, embargoes, boycotts, strikes, lockouts, labor unrest and other labor disputes, and any shortage of adequate power or transportation facilities.

Section 10.2 Notification Requirements. The Party claiming to be affected by a Force Majeure Event shall, as soon as reasonably practicable, notify the other Party of the beginning and end of any event claimed to be a Force Majeure Event and use commercially reasonable efforts to resume performance in accordance with this Agreement as soon as is reasonably practicable after the end of the Force Majeure Event.

Section 10.3 Cooperation. The Parties shall cooperate in reasonable respects with each other to find alternative means and methods for the provision of any suspended Service with respect to a Force Majeure Event.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Construction Rules.

(a) A reference to an Article, Section or Schedule shall mean an Article or Section of, or a Schedule to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

(b) The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.”

(c) The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) The word “or” when used in this Agreement will not be exclusive.

(e) Words in the singular when used in this Agreement will be held to include the plural.

(f) Unless specifically stated otherwise, all dollar amounts referred to in this Agreement or required to be paid pursuant to this Agreement are expressed in and shall be paid in United States Dollar funds.

Section 11.2 Entire Agreement. This Agreement and the Schedules and Exhibits referred to herein, and the documents delivered pursuant hereto, together with the other Operating Agreements, constitute the entire agreement between the Parties with respect to the subject matter contained herein, and supersede all prior agreements, negotiations, discussions, understandings, writings and commitments between the Parties with respect to such subject matter; provided that, in the event of any conflict between this Agreement and any other Operating Agreement, this Agreement shall control with respect to the subject matter herein.

Section 11.3 Choice of Law; Dispute Resolution.

(a) This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware and the federal laws of the United States of America applicable therein, without regard to any principles of conflicts of laws therein that would cause the laws of any other jurisdiction to apply.

(b) In respect of any dispute hereunder, the Service Coordinators shall first attempt to resolve such dispute in accordance with Section 2.2. If the Service Coordinators are unable to resolve any such dispute within the timeframes set forth therein, either Party may refer the dispute for resolution pursuant to Article XI of the Distribution Agreement.

Section 11.4 Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

Section 11.5 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 11.6 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 11.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

Section 11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of either Party under this Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include, without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

Section 11.9 Third Party Beneficiaries. Except to the extent otherwise provided herein, the provisions of this Agreement are solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

Section 11.10 Notices. All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after mailing or (iv) if sent by private courier when received; and shall be addressed as follows:

If to Kimberly-Clark, to:

Kimberly-Clark Corporation

351 Phelps Drive

Irving, Texas 75309

Attention: General Counsel

Facsimile: 972-281-1492

If to Halyard, to:

Halyard Health, Inc.

5405 Windward Parkway

Suite 100, South

Alpharetta, GA 30004

Attention: General Counsel

Facsimile: 770-587-7749

or to such other address as such Party may indicate by a notice delivered to the other Party.

Section 11.11 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

Section 11.12 No Public Announcement. Neither Kimberly-Clark nor Halyard shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations or the rules of any stock exchange.

Section 11.13 Authority. Each of the Parties represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 11.14 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or the Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

Section 11.15 Construction. This Agreement shall be construed as if jointly drafted by Kimberly-Clark and Halyard and no rule of construction or strict interpretation shall be applied against any Party.

Section 11.16 Exclusivity of Tax Matters. Subject to the second paragraph of Section 4.1, but notwithstanding any other provision of this Agreement, the provisions of the Tax Matters Agreement shall exclusively govern all matters related to Taxes.

Section 11.17 Relationship of Parties. Each Party in its capacity as a Service Receiver understands and agrees that the Service Provider’s relationship to such Party as a Service Receiver under this Agreement is strictly a contractual arrangement on the terms and conditions set forth in this Agreement, that no fiduciary, trust, partnership, joint venture, agency or advisory relationship exists between either Party as a Service Provider and the other Party as a Service Receiver, that all Services are provided by the Service Provider as an independent contractor and that each Party in its capacity as a Service Receiver hereby waives any and all rights that it may otherwise have under applicable Governmental Requirements to make any claims or take any action against the other Party (or any of its Affiliates) as a Service Provider based on any theory of agency, fiduciary duty, relationship of trust or other special standard of care. Without limiting the generality of the foregoing, each Party acknowledges and agrees that the other Party owes no duties, fiduciary or otherwise, to such Party other than those expressly set forth in this Agreement.

Section 11.18 Further Assurances. From time to time, each Party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as either Party may reasonably require to carry out the terms of this Agreement.

Section 11.19 Survival. The Parties agree that Articles IV, VIII, IX, and XI and any limitations on liability or responsibility and any exculpatory, disclaimer, waiver or similar provisions will survive the termination of this Agreement and that any such termination shall not affect any obligation for the payment of Services rendered or any other amounts due to a Party under this Agreement prior to termination.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

KIMBERLY-CLARK CORPORATION

By:
Name:
Title:

HALYARD HEALTH, INC.

By:
Name:
Title:

Signature Page to Transition Services Agreement